Exhibit 99.1

           OIL STATES ANNOUNCES EXPANSION OF OIL SANDS ACCOMMODATIONS

    HOUSTON and EDMONTON, Alberta, March 28 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) announced today that its Board of Directors has approved further expansion of its accommodations operations in the oil sands region of northern Alberta, Canada. The Board authorized the Company's Canadian subsidiary, PTI Group Inc. ("PTI"), to spend an additional US$18.4 million later this year to expand the Company's PTI Wapasu Creek Lodge. The initial construction of the lodge was announced on November 28, 2006. This announced expansion to the Wapasu Creek Lodge will increase the facility's capacity to a total of 905 rooms from the initial planned capacity of 589 rooms. The incremental capacity is expected to be in service by the first quarter of 2008. This spending will be in addition to Oil States' previously announced 2007 capital budget of $203 million.

    PTI Wapasu Creek Lodge, located Northeast of Fort McMurray, Alberta, is in the heart of the oil sands developments. This lodge, which is currently under construction, provides oil sands workers and contractors with best-in-class accommodations. The Wapasu Creek Lodge will provide PTI's full suite of first-class accommodations and services including catering, ancillary and convenience services, free internet service, conference rooms and leisure facilities for fitness, entertainment and relaxation.

    "We are excited about continuing to expand our presence to meet our customers' growing need for work force accommodations in the oil sands region," stated Ron Green, PTI's President and Chief Executive Officer. "Since announcing the Suncor contract for the majority of the initial capacity of Wapasu Creek Lodge earlier this month, we see an opportunity to expand our capacity at this facility to meet current and future accommodations needs in the Northeast region of the Alberta oil sands play. With the strategic locations of the Wapasu Creek Lodge and our other major oil sands lodges, Athabasca Lodge and Beaver River Executive Lodge, PTI is well positioned to meet customer demand for accommodations in the most active oil sands areas."

    "The expansion of the Wapasu Creek Lodge further demonstrates our unique market position in providing a first-class accommodations solution for oil sands operators," stated Cindy B. Taylor, Oil States' President and Chief Operating Officer. "While our three existing lodges efficiently serve the currently active oil sands areas, we continue to pursue further opportunities to strategically place additional lodges in active areas to support our customers' growing need for work force accommodations and organically grow our accommodations business in Canada."

    Oil States International, Inc. is a diversified oilfield services company with locations around the world. Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution and land drilling services. Oil States is organized in three business segments - Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com .

    The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2006 filed by Oil States with the SEC on February 28, 2007.

SOURCE  Oil States International, Inc.
    -0-                             03/28/2007
    /CONTACT: Bradley J. Dodson of Oil States International, Inc., +1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com /
    (OIS)